UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 15, 2018

TERADATA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33458	75-3236470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17095 Via Del Campo San Diego, California		92127
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number including area code: (866) 548-8348

N/A

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2018, the Board of Directors (the “Board”) of Teradata Corporation (the “Company” or “Teradata”) expanded the size of the Board from eleven to twelve and elected Oliver Ratzesberger as a director, effective as of November 19, 2018 (the “Effective Date”). Mr. Ratzesberger was elected to Class I, with a term expiring at the Annual Meeting of Stockholders in 2020, or until such time as his successor is duly elected and qualified or as is otherwise provided in Teradata’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws.

Mr. Ratzesberger has served as the Company’s Chief Operating Officer since February 5, 2018. His compensation and benefits will not change in connection with his election as a director.

There are no arrangements or understandings between Mr. Ratzesberger and any other person pursuant to which he was elected as a director. There are no transactions involving Mr. Ratzesberger that would be required to be reported under Item 404(a) of Regulation S-K.

On November 19, 2018, Teradata issued a press release that announced the election of Mr. Ratzesberger, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is attached with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release dated November 19, 2018, issued by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teradata Corporation

By:	/s/ Laura K. Nyquist
Laura K. Nyquist
General Counsel and Chief Human Resources Officer

Dated: November 19, 2018